Filed Pursuant to Rule 424(b)(3)
Registration No. 333-299303

PROSPECTUS

Magnachip Semiconductor Corporation

Up to 1,461,988 Shares of Common Stock

This prospectus relates to the proposed offer and resale or other disposition from time to time of up to 1,461,988 shares of our common stock, par value $0.01 per share, by the selling stockholder identified in this prospectus (the “Selling Stockholder”). The shares of common stock being offered were issued and sold to the Selling Stockholder in a private placement, pursuant to a share purchase agreement, dated September 18, 2026, by and between us and the Selling Stockholder. See “Selling Stockholder” for additional information regarding the Selling Stockholder.

We are registering the resale of the shares of common stock pursuant to the Selling Stockholder’s registration rights under the share purchase agreement between us and the Selling Stockholder. Our registration of the resale of the shares of common stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell all or any of the shares of common stock. The Selling Stockholder may offer, sell or distribute all or a portion of its shares of common stock from time to time directly or indirectly through one or more broker-dealers or agents, and in one or more public or private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions. See the section entitled “Plan of Distribution” for more information.

We will not sell any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the Selling Stockholder. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all other costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “MX.” On October 12, 2026, the closing price for our common stock, as reported on the New York Stock Exchange, was $2.86 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus (and any applicable prospectus supplement or free writing prospectus) and under any similar heading in the documents that are incorporated by reference into this prospectus, as well as “Special Note Regarding Forward-Looking Statements” on page 3 of this prospectus. You should read the entire prospectus carefully before you make your investment decision.

We are a smaller reporting company as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act.

Under the shelf registration process, the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder” may, from time to time, sell up to an aggregate of 1,461,988 shares of common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the Selling Stockholder may offer. When the Selling Stockholder sells shares of our common stock using this prospectus, we or the Selling Stockholder may, if required, provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the Selling Stockholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The Selling Stockholder is not offering to sell these securities in any jurisdiction where such offer and sale is not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. Neither this prospectus nor any accompanying prospectus supplement constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus or such accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained in this prospectus or in an applicable prospectus supplement is accurate only as of their respective dates, and the information in the documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained or incorporated by reference in this prospectus or any applicable prospectus supplement in making your investment decision. You should read both this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus and the additional information described under “Where You Can Find More Information” in this prospectus, before investing in our common stock.

This prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data. This prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, we may refer to our trademarks included or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus without the TM or ® symbols, but any such references are not intended to indicate that we will not assert, to the fullest extent permitted under applicable law, our rights to our trademarks or other intellectual property. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

When used in this prospectus, the terms “Company,” “Magnachip,” “we,” “us” and “our” refer to Magnachip Semiconductor Corporation and its consolidated subsidiaries unless otherwise specified or the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this prospectus and any accompanying prospectus supplement or free writing prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Management cautions all readers that the forward-looking statements contained in this prospectus, or any accompanying prospectus supplement, are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to, those described under “Risk Factors” in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act).

All forward-looking statements and reasons why results may differ included in this prospectus or incorporated by reference herein are made as of the date hereof and we do not intend to update any forward-looking statements except as required by law or applicable regulations.

PROSPECTUS SUMMARY

The following highlights information about us and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Overview

We are a designer and manufacturer of analog and mixed-signal power semiconductor platform solutions for various applications, including industrial, automotive, communication, consumer and computing. We provide a broad range of standard products to customers worldwide. We, with about 45 years of operating history, own a substantial number of registered patents and pending applications, and have extensive engineering, design and manufacturing process expertise.

We develop and manufacture Power Analog Solutions, products and develop Power integrated circuit (“IC”) products. Power Analog Solutions products include metal oxide semiconductor field effect transistors and insulated-gate bipolar transistors for a range of devices, including televisions, smartphones, mobile phones, wearable devices, desktop PCs, notebook PCs, tablet PCs, home appliance, other consumer electronics, automotive and industrial applications such as power suppliers, e-bikes, photovoltaic inverters, LED lighting and motor drives.

Our Power IC products provide Power IC solutions to major television suppliers and large panel display suppliers. These products include AC-DC/DC-DC converters, LED drivers, regulators, power management integrated circuits and level shifter for a range of devices, including televisions, wearable devices, notebooks, tablet PCs and other consumer electronics, as well as automotive applications.

Our wide variety of analog and mixed-signal power semiconductor products combined with our mature technology platform allow us to address multiple high-growth end markets and rapidly develop and introduce new products and services in response to market demands. Our design center and substantial manufacturing operations in Korea place us at the core of the global electronics device supply chain. We believe this enables us to quickly and efficiently respond to our customers’ needs, and allows us to better serve and capture additional demand from existing and new customers. Substantially all of our Power IC products are produced using an external foundry. Through strategic cooperation with an external foundry, we seek to ensure we outsource wafers at competitive prices and produce quality products.

Recent Developments

September 2026 Private Placement

On September 18, 2026, we entered into a share purchase agreement by and between us and the Selling Stockholder, pursuant to which we agreed to issue and sell to the Selling Stockholder 1,461,988 shares of our common stock at a purchase price of $3.42 per share, for an aggregate purchase price of $5,000,000. The transaction closed and the shares were issued and sold on September 23, 2026.

Corporate History and Information

Our business was named “MagnaChip Semiconductor” when it was acquired from SK hynix Inc., formerly known as Hynix Semiconductor, Inc., in October 2004. On March 10, 2011, we completed our initial public offering. In connection with our initial public offering, we converted from a Delaware limited liability company to a Delaware corporation.

Our principal executive office is located at: 15F, 76, Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea, our email address is investors@magnachip.com, and our telephone number is +82 (2) 6903-3000. Our website address is www.magnachip.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website a part of this prospectus or incorporated by reference herein. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MX.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Shares of common stock offered by the Selling Stockholder	1,461,988 shares of our common stock.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholder pursuant to this prospectus, as described in “Use of Proceeds.”

Terms of the offering	The Selling Stockholder will determine when and how they will sell the shares of common stock offered pursuant to this prospectus, as described in “Plan of Distribution.”

Offering price	The Selling Stockholder will offer the shares of common stock offered by this prospectus at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section of this prospectus beginning on page 7 and in the documents incorporated by reference herein or therein, for a discussion of factors to consider carefully before deciding to invest in our securities.

NYSE ticker symbol for the common stock	“MX”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as supplemented or updated in our most recent quarterly reports on Form 10-Q, any current report on Form 8-K, as well as any accompanying prospectus supplement or related free writing prospectus, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement or related free writing prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement or free writing prospectus relating to specific offerings of securities.

If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

The Selling Stockholder may make offers and sales pursuant to this prospectus. We will not receive any of the proceeds of such offerings.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of the shares. We will incur certain expenses in connection with the registration with the SEC of the shares of our common stock to be sold by the Selling Stockholder.

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder are those previously issued to the Selling Stockholder. The Selling Stockholder acquired these shares from us in a private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Pursuant to the share purchase agreement by and between us and the Selling Stockholder, we agreed to file a registration statement with the SEC for the purposes of registering for resale from time to time the shares of common stock.

Throughout this prospectus, when we refer to the Selling Stockholder, we are referring to the purchaser under the share purchase agreement by and between us and the Selling Stockholder. We will not receive any proceeds from the resale of the shares of common stock by the Selling Stockholder. We are registering the above-referenced shares to permit the Selling Stockholder and its pledgees, assignees, transferees, or other successors in-interest that receive its shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of our common stock by the Selling Stockholder. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as otherwise indicated, the Selling Stockholder has sole voting and investment power with respect to all shares of common stock held by it. The column titled “Number of shares of Common Stock Beneficially Owned Prior to the Offering” lists the number of common stock beneficially owned by the Selling Stockholder as of September 30, 2026. The column titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” lists the common stock being offered by this prospectus by the Selling Stockholder. Percentage of beneficial ownership is based on 38,041,317 shares of common stock outstanding as of September 30, 2026. The column titled “Number of shares of Common Stock Beneficially Owned After the Offering” assumes the sale of all of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder may sell all, some or none of its shares of common stock in this offering. See “Plan of Distribution.” The Selling Stockholder may have sold or transferred some or all of the common stock indicated below and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus.

	Number of shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	%		Shares	%
Navitas Semiconductor Corporation (1)	1,461,988	3.84%	1,461,988	— (0)	—(0%)

(1)	Navitas Semiconductor Corporation is a publicly traded company. The address of the entity listed above is 3520 Challenger Street, Torrance, CA 90503.

Registration Rights

Pursuant to the share purchase agreement by and between us and the Selling Stockholder, we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of the Selling Stockholder’s common stock issued pursuant to the share purchase agreement and to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act until the earlier of (i) the date on which all of the shares have been sold pursuant to and in accordance with the registration statement and (ii) the date on which all of the shares may be sold by the Selling Stockholder without restriction pursuant to Rule 144 under the Securities Act. We have also agreed, among other things, to indemnify the Selling Stockholder and its affiliates from certain liabilities and to pay all fees and expenses incident to our obligations under the share purchase agreement.

Material Relationships with the Selling Stockholder

Cristiano Amoruso is an independent member of our board of directors and an independent member of the board of directors of the Selling Stockholder. Mr. Amoruso is also the Managing Partner of Byreforge LLC, an entity beneficially owning greater than 5% of our outstanding stock.

Additionally, in July 2026, we entered into a strategic partnership with the Selling Stockholder to accelerate adoption of SiC technologies in high-voltage and ultra-high-voltage power markets.

Except as described above, the Selling Stockholder has not held any position or office with us or our affiliates within the last three years or had a material relationship with us or any of our predecessors or affiliates within the past three years.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock and preferred stock that may be offered under this prospectus. The following description of our common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation and our Bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

Our Certificate of Incorporation provides that the Company may issue 155,000,000 shares of capital stock, of which 150,000,000 shares are designated as common stock, par value $0.01 per share, and 5,000,000 shares are designated as preferred stock, par value $0.01 per share.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Except as required by law or our Certificate of Incorporation and Bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present will be sufficient for the transaction of any business at a meeting.

Dividends

Subject to preferences held by, or that may be granted to, any outstanding shares of preferred stock, holders of our common stock will be entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such distributions, as well as any other distributions made to our stockholders.

Other Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and any liquidation preferences granted to the holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive or other subscription or conversion rights.

There are no redemption or sinking fund provisions applicable to our common stock.

Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MX.” On October 12, 2026, the closing price for our common stock, as reported on the New York Stock Exchange, was $2.86 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors.

Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Certain Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, regulating corporate takeovers and which has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for shares of our common stock. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by our board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such date, the business combination is approved by our board of directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, DGCL Section 203 defines a business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of this provision.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Provisions in our Certificate of Incorporation and Bylaws may have the effect of delaying or preventing a change of control or changes in our management. Among other things, our Certificate of Incorporation and Bylaws:

•	authorize our board of directors to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine;

•	prohibit action by written consent of our stockholders;

•

prohibit any person other than our board of directors, the chairman of our board of directors, our Chief Executive Officer or holders of at least 25% of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors to call a special meeting of our stockholders; and

•	specify advance notice requirements for stockholder proposals and director nominations.

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of its pledgees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also resell all or a portion of the shares in open market transactions in reliance upon an exemption from registration under the Securities Act, including upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus (as supplemented or amended to reflect such transactions); provided that they meet the criteria and conform to the requirements of such exemptions and provisions.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock for whom it may act as agent or to whom it may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a further prospectus supplement or an amendment to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.01.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the Selling Stockholder table to include the pledgee, transferee or other successors-in-interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with sales of the shares of common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of common stock short and if such short sale shall take place after the date of this prospectus, the Selling Stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the securities offered by it will be the purchase price of the securities less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by it may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify each Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Pursuant to the share purchase agreement by and between us and the Selling Stockholder, we agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act until the earlier of (i) the date on which all of the shares have been sold pursuant to and in accordance with the registration statement and (ii) the date on which all of the shares may be sold by the Selling Stockholder without restriction pursuant to Rule 144 under the Securities Act. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Redwood City, California. Any dealers and agents will also be advised about legal matters related to any offering by their own counsel, which will be named in the prospectus supplement.

EXPERTS

EY Han Young, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on EY Han Young’s reports, given on their authority as experts in accounting and auditing.

The financial statements as of December 31, 2024 and for the year ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a shelf registration statement that we have filed with the SEC. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We also make these documents available on our website at www.investors.magnachip.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and the applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 8, 2026 and August 10, 2026, respectively;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 30, 2026;

•	Current Reports on Form 8-K, filed with the SEC on January 14, 2026, January 20, 2026, June 17, 2026, June 30, 2026 and September 21, 2026; and

•

the description of our Common Stock, which is registered under Section  12 of the Exchange Act, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and any such applicable prospectus supplement to the extent that a statement contained in this prospectus or any such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and any such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any such applicable prospectus supplement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus or an applicable prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus or any such prospectus supplement but not delivered with this prospectus or such prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus or such prospectus supplement, at no cost by writing us at the following address: c/o Magnachip Semiconductor, Ltd., 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea; Attention: Investor Relations; email address: investors@magnachip.com or by telephone at: +82 (2) 6903-3000.

Up to 1,461,988 Shares of Common Stock

PROSPECTUS

October 13, 2026